UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011 (June 1, 2011)

ALPHA APPALACHIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-7775	95-0740960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Alpha Place, P.O. Box 2345,

Abingdon, VA 24212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

Massey Energy Company

4 North 4th Street,

Richmond, Virginia 23219

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

On June 1, 2011, pursuant to the Agreement and Plan of Merger dated as of January 28, 2011 (the “Merger Agreement”), among Massey Energy Company, a Delaware corporation (“Massey”), Alpha Natural Resources, Inc., a Delaware corporation (“Alpha”), and Mountain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alpha (“Merger Sub”), Merger Sub was merged with and into Massey, with Massey, which was renamed Alpha Appalachia Holdings, Inc., continuing as the surviving corporation and as a wholly owned subsidiary of Alpha (the “Merger”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

Immediately after the effective time of the Merger (the “Effective Time”), Massey stockholders owned approximately 46 percent and stockholders of Alpha prior to the Merger owned approximately 54 percent of Alpha on a fully diluted basis.

At the Effective Time, each issued and outstanding share of common stock, par value $0.625, of Massey (other than any shares owned by (i) Alpha, Massey or any of their respective subsidiaries (which will be canceled) or (ii) any stockholders who properly exercised and perfected appraisal rights under Delaware law, if any) was converted into the right to receive $10.00 in cash and 1.025 shares of common stock, par value $0.01, of Alpha (the “Merger Consideration”). No fractional shares of Alpha common stock will be issued in the Merger, and Massey’s former stockholders will receive cash in lieu of fractional shares, if any, of Alpha common stock. The sources of funds used in connection with the Merger include cash and cash equivalents on hand, net proceeds from the Term Loan A facility under Alpha’s Third Amended and Restated Credit Agreement and net proceeds from the offering of Alpha’s newly issued 6% Senior Notes due 2019 and 6.25% Senior Notes due 2021.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference, and to the description of the Merger Agreement contained in the Current Report on Form 8-K filed by Massey on January 31, 2011.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, Massey notified the New York Stock Exchange (the “NYSE”) that each issued and outstanding share of Massey common stock was canceled and converted into the right to receive the Merger Consideration and requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to Massey common stock. Massey common stock was delisted and removed from trading on the NYSE effective at the close of market trading on June 1, 2011. Additionally, Massey intends to file with the Securities and Exchange Commission a certification on Form 15 under the Securities Exchange Act of 1934 (the “Exchange Act”) requesting that the Massey common stock be deregistered and that Massey’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, a change of control of Massey occurred and Massey became a wholly owned subsidiary of Alpha. The information set forth in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On June 1, 2011, in connection with the Merger and immediately upon the effective time of the Merger, each of the directors of the Massey board of directors resigned. The directors who resigned were: James B. Crawford, Robert H. Foglesong, Richard M. Gabrys, Robert B. Holland, III, Bobby R. Inman, Dan R. Moore, Baxter F. Phillips, Jr., Stanley C. Suboleski and Linda J. Welty. Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of Massey.

Named Executive Officer Resignations

On June 1, 2011, in connection with the Merger and immediately following the effective time of the Merger, each of the principal executive officer, president, principal financial officer and named executive officers of the Company resigned and ceased to hold his respective position with the Company. The named executive officers who resigned were: Baxter F. Phillips, Jr., Chief Executive Officer and President, J. Christopher Adkins, Senior Vice President and Chief Operating Officer, Mark A. Clemens, Senior Vice President, Group Operations, Michael K. Snelling, Vice President, Surface Operations of Massey’s subsidiary, Massey Coal Services, Inc., and Eric B. Tolbert, Vice President and Chief Financial Officer. Immediately following the consummation of the Merger, the officers of Merger Sub became the officers of Massey.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Massey’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws were amended and restated in their entirety to be substantially identical to the form of Certificate of Incorporation included as Exhibit A to the Merger Agreement and the Bylaws of Merger Sub in effect as of the effective time of the Merger, respectively. Promptly following the consummation of the Merger, Massey filed an Amended and Restated Certificate of Incorporation to, among other things, change its name to “Alpha Appalachia Holdings, Inc.”

The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, dated as of June 1, 2011, a copy of which is filed as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Bylaws is qualified in its entirety by reference to the Bylaws, dated as of June 1, 2011, a copy of which is filed as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2011, Massey held a special meeting of stockholders to submit the following proposals to a vote of stockholders: (i) to adopt the Merger Agreement (the “Merger Proposal”) and (ii) to approve an adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting (the “Adjournment Proposal”).

Massey’s stockholders approved both matters. The following is a summary of the voting results for each matter presented to the stockholders.

Merger Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
78,563,740	388,209	386,084	0

Adjournment Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
73,145,701	6,090,221	102,111	0

A copy of the press release announcing the outcome of the stockholder vote is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, Massey has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in Massey’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Massey’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 28, 2011, by and among Alpha Natural Resources, Inc., Mountain Merger Sub, Inc. and Massey Energy Company (incorporated by reference to Exhibit 2.1 of Massey’s Current Report on Form 8-K filed on January 31, 2011).

3.1*	Amended and Restated Certificate of Incorporation of Alpha Appalachia Holdings, Inc., dated as of June 1, 2011.

3.2*	Bylaws of Alpha Appalachia Holdings, Inc., dated as of June 1, 2011.

99.1*	Press Release dated June 1, 2011.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Appalachia Holdings, Inc.

June 7, 2011	By:	/s/ VAUGHN R. GROVES
	Name:	Vaughn R. Groves
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 28, 2011, by and among Alpha Natural Resources, Inc., Mountain Merger Sub, Inc. and Massey Energy Company (incorporated by reference to Exhibit 2.1 of Massey’s Current Report on Form 8-K filed on January 31, 2011).

3.1*	Amended and Restated Certificate of Incorporation of Alpha Appalachia Holdings, Inc., dated as of June 1, 2011.

3.2*	Bylaws of Alpha Appalachia Holdings, Inc., dated as of June 1, 2011.

99.1*	Press Release dated June 1, 2011.

*	Filed herewith.